Exhibit 16.1

June 13, 2014

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re:	RCS Capital Corporation

Commission File Number 001-35924

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of RCS Capital Corporation, dated June 13, 2014, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ WeiserMazars LLP

WeiserMazars LLP